UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (213) 443-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

During the tax years 2006 through 2008, CapitalSource was organized as a real estate investment trust (“REIT”) for federal income tax purposes.  Portions of the dividend distributions made during those tax years were treated as unrelated business taxable income (“UBTI”) due to excess inclusion income generated by the Company.   Effective January 1, 2009, the Company revoked its REIT status and changed its corporate structure back to a regular C-corporation for income tax purposes, which it had been for tax years prior to 2006.  As a regular C-corporation, dividend distributions made by the Company cannot be characterized as UBTI.  It is the Company’s intent to continue to be treated as a C-corporation for income tax purposes.

The Company’s annual disclosure of the tax treatment of its dividends (see: http://www1.snl.com/irweblinkx/divs.aspx?iid=4065646) reflects the UBTI paid during the tax years CapitalSource Inc. was organized as a REIT (2006-2008) and the lack thereof in the years subsequent to the change in corporate structure to a C-corporation.

The information in Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 8.01 of this Current Report hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012	/s/ KORI OGROSKY
Kori Ogrosky
Senior Vice President, General
Counsel and Secretary